Exhibit 99.1

PRESS RELEASE

For more information, contact:

Linda Ford

DynTek, Inc.

949-271-6705

linda.ford@dyntek.com

DynTek Announces Preliminary Revenues for Fourth Quarter and Fiscal Year

Irvine, CA – July 13, 2005– DynTek, Inc. (OTCBB: DYTK), a leading provider of professional technology services, announced today preliminary, un-audited revenue results for its fourth quarter and fiscal year ended June 30, 2005.

Based on a preliminary review of its fourth quarter results, the company expects to realize revenues in excess of $22 million, an increase of approximately 47% over the same period in the prior fiscal year, and an increase of approximately 18% over the immediately preceeding quarter ended March 31, 2005.  Revenue for the fiscal year is projected to increase 50% to approximately $75 million, as compared to revenue of $49.9 million the prior year.

“We are pleased with this quarter’s results, and believe that they are indicative of the rising momentum in our core information technology services business,” said Casper Zublin, Jr., DynTek’s chief executive officer.  “This is validation that our business strategy is the correct strategy for our market and when combined with our previously announced four-phase Profitability Plan will set the stage for DynTek’s future.  We anticipate that we will begin to see the impact of our recently announced G&A reductions during our current fiscal quarter ending September 30, 2005.”

About DynTek

DynTek is a leading provider of professional technology services to mid-market customers, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company offers technology practices in IT security, advanced network infrastructure, voice over internet protocol (“VOIP”), and access infrastructure.  DynTek’s multi-disciplinary approach allows our clients to turn to a single source for their most critical technology requirements.    For more information, visit www.dyntek.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to comply with the terms of the Textron Factoring Facility and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative

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financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance in the state of Virginia, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully integrate recent acquisitions, the ability to continue to implement an acquisition growth strategy, the ability to achieve financial targets, the retention of certain key managers, the performance of successful government and commercial technology services, the ability to develop and upgrade our technology, the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and product, the ability to maintain its securities on the NASD OTC Bulletin Board or other markets in the future, and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2004, our Quarterly Reports on Form 10-Q filed on November 15, 2004, February 14, 2005, and May 16, 2005, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.